CONSENT INDEPENDENT ACCOUNTANTS



                         Consent of Independent Auditors



We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-3, to be filed by Alottafun!, Inc. of our Auditors' Opinion dated March 31, 2000, accompanying the financial statements of Alottafun!, Inc. as of December 31, 1999 and 1998, and to the use of our name under the caption "Experts" in the Prospectus.


/s/ Pender Newkirk & Company, CPAs
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Certified Public Accountants
Tampa, Florida
January 31, 2001